Exhibit 10.2
APTIV PLC
LONG-TERM INCENTIVE PLAN
NOTICE OF AWARD - PERFORMANCE-BASED RSUS
Subject to the terms and conditions of (1) Aptiv PLC Long-Term Incentive Plan, as amended and restated (the “Plan”), (2) the Notice of Award - Performance-Based RSUs (the “Award Notice”), (3) the Performance-Based RSU Award Agreement (the “Agreement”) and (4) the Confidentiality and Noninterference Agreement (the “CNA”), the Company hereby grants you (the “Participant”) an award of performance-based RSUs (“Performance-Based RSUs”) as reflected below (the “Award”). Each Performance-Based RSU represents the opportunity to receive one (1) ordinary share of the Company (a “Share”) upon satisfaction of the terms and conditions as set forth in this Award Notice, the Agreement and the CNA, subject to the terms of the Plan. For the sake of clarity, the Award is conditioned upon (and will not become effective unless and until) the Participant's execution and return of the CNA to your local HR business partner. A CNA previously executed by the Participant will continue to be effective unless and until a new CNA is executed. Capitalized terms used herein but not defined in this Award Notice or the Agreement shall have the meaning specified in the Plan. In the event of a conflict among the provisions of the Award Notice, the Agreement, the Plan and the CNA, the provisions of the Plan will prevail.

Participant	#ParticipantName#
Grant Date	#GrantDate#
Number of Performance-Based RSUs	#QuantityGranted#

Vesting Schedule
Performance Period	[•] to [•]
Vesting Date	[•]
On the Vesting Date, 0% to 200% of the Performance-Based RSUs will vest (any vested Performance-Based RSUs, the “Earned Performance-Based RSUs”) based on the performance of certain metrics during the Performance Period in accordance with the provisions set forth in Exhibit A. Earned Performance-Based RSUs will be settled in the form of Shares as soon as practicable once the performance results are certified and approved by the Compensation and Human Resources Committee (the “Committee”) and in no event later than [•].

APTIV PLC
LONG-TERM INCENTIVE PLAN
PERFORMANCE-BASED RSU AWARD AGREEMENT
The Performance-Based RSUs with respect to Shares of Aptiv PLC (the “Company”) granted to you on the Grant Date are subject to (1) the Notice of Award - Performance-Based RSUs (the “Award Notice”), (2) this Performance-Based RSU Award Agreement (the “Agreement”) and (3) the Confidentiality and Noninterference Agreement (the “CNA”), along with all of the terms and conditions of Aptiv PLC Long-Term Incentive Plan, as amended and restated (the “Plan”), which is incorporated herein by reference. For the sake of clarity, the Award is conditioned upon (and will not become effective unless and until) the Participant's execution and return of the CNA to your local HR business partner. Capitalized terms used herein but not defined in the Award Notice or this Agreement shall have the meaning specified in the Plan. In the event of a conflict among the provisions of the Award Notice, this Agreement, the Plan or the CNA, the provisions of the Plan will prevail. For purposes of this Agreement, “Employer” means the Company or any Affiliate that employs you on the applicable date.
Section 1.    Grant of Award. The Company hereby grants this Award to the Participant on the Grant Date and subject to the vesting provisions as set forth in the Award Notice.
Section 2.    Vesting. Subject to Sections 3 and 4 of the Agreement, the Performance-Based RSUs shall vest on the Vesting Date, and the number of Earned Performance-Based RSUs shall be determined based on the performance of certain metrics during the Performance Period (as determined by the Committee) in accordance with the provisions of Exhibit A.
Section 3.    Termination of Service.
(a)Death; Disability; Termination Without Cause; Resignation for Good Reason; Retirement. If the Participant experiences a Termination of Service after the first anniversary of the Grant Date and prior to the Vesting Date due to (i) death, (ii) Disability, (iii) termination by the Employer without Cause, (iv) resignation for Good Reason (each such circumstance being a “Qualifying Termination”), or (v) voluntary termination following the attainment of age 55 with at least 10 years of service with the Company and its Affiliates or its predecessors, the Participant shall become vested in the number of Earned Performance-Based RSUs equal to (A) the number of Earned Performance-Based RSUs determined in accordance with the vesting provisions set forth in the Award Notice, multiplied by (B) a fraction, the numerator of which shall be the number of full months between the Grant Date and the termination date and the denominator of which shall be the number of full months between the Grant Date and the Vesting Date; provided, however, that, in the event of the Participant’s Termination of Service due to the Participant’s death, subject to Section 18 of the Plan, the Company may elect to vest this Award effective on the date of the Participant's death, in which case (i) the date of the Participant's death shall be deemed to be the Vesting Date, (ii) the number of Earned Performance-Based RSUs shall be determined based on the attainment of the applicable performance metrics for the Performance Period, measured at the time of the Participant’s death, and (iii) the Earned Performance-Based RSUs shall be settled in Shares delivered to the Participant's estate or legal representative as soon as practicable following the date of the Participant's death but in no event later than March 15 of the year following the year of the Participant's death.
(b)Any Other Termination of Service. In the event of the Participant’s Termination of Service (i) prior to the first anniversary of the Grant Date for any reason or (ii) on or after the first anniversary of the Grant Date but prior to the Vesting Date for any reason other than as described in Section 3(a) above, the Participant immediately shall forfeit the Performance-Based RSUs in full without any payment to the Participant.
(c)Effective Date of Termination of Service. Notwithstanding anything to the contrary in the Plan or the Agreement, and for purposes of clarity, if the Participant is employed outside of the United States, any Termination of Service shall be effective as of the date the Participant’s active employment with the Employer ceases and shall not be extended by any statutory or common law notice of termination period.
Section 4.    Change in Control.
(a)Conditional Vesting. Upon a Change in Control prior to the Vesting Date, except to the extent that another Award meeting the requirements of Section 4(b) (a “Replacement Award”) is provided to the Participant to replace this Award (the “Replaced Award”), the Participant shall become vested in the number of Earned Performance-Based RSUs equal to the greater of (i) the number of Earned Performance-Based RSUs that would vest if the effective date of the Change in Control were deemed to be the Vesting Date, or (ii) 100% of the Performance-Based RSUs granted, shall vest and be delivered to the Participant on the effective date of such Change in Control. For purposes of clause (i), the determination of performance shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(b)Replacement Awards. An Award shall meet the conditions of this Section 4(b) (and thereby qualify as a Replacement Award) if the following conditions are met:
(i)The Award has a value at least equal to the value of the Replaced Award;
(ii)The Award relates to publicly-traded equity securities of the Company or its successor following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and
(iii)The other terms and conditions of the Award are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 4(c)).
Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of a Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 4(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c)Qualifying Termination following a Change in Control. If the Participant experiences a Qualifying Termination (for purposes of which the Company will include a successor of the Company following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control), in connection with or during a period of two (2) years after the Change in Control, any Replacement Award that replaces this Award, to the extent not vested as of such Termination of Service, shall vest in full and the Shares underlying the vested Award shall be delivered to the Participant (or the Participant’s beneficiary) as soon as practicable and within thirty (30) days following the date of such Qualifying Termination. The total number of Shares delivered to the Participant pursuant to this Section 4(c) shall equal: (i) the greater of: (A) the number Shares attributable to Earned Performance-Based RSUs that would vest if the effective date of the Change in Control were deemed to be the Vesting Date; or (B) the number of Shares attributable to 100% of the Performance-Based RSUs granted under this Award; minus (ii) the number of Shares attributable to Performance-Based RSUs, if any, that were previously delivered to the Participant. For purposes of clause (c)(i)(A), the determination of performance shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
Section 5.    Settlement of Performance-Based RSUs.
(a)    Delivery of Shares. Subject to Sections 3 and 4 of the Agreement, any Earned Performance-Based RSUs shall be settled in the form of Shares delivered to the Participant as soon as practicable following the Vesting Date but in no event later than March 15, 2025.
(b)    Alternative Form of Settlement. Pursuant to Section 7(e) of the Plan and notwithstanding any provision in the Agreement to the contrary, the Company may, in its sole discretion, settle any Earned Performance-Based RSUs in the form of (i) a cash payment to the extent settlement in Shares (1) is prohibited under local law, (2) would require the Participant, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (or country of employment, if different), (3) would result in adverse tax consequences for the Participant, the Company or the Employer, or (4) is administratively burdensome; or (ii) Shares, but require the Participant to sell such Shares immediately or within a specified period following the Participant’s Termination of Service (in which case, the Participant hereby expressly authorizes the Company to issue sales instructions on the Participant’s behalf to any third party broker/administrator).
Section 6.    Dividend Equivalents. If a dividend is paid on Shares underlying Performance-Based RSUs with respect to the period commencing on the Grant Date and ending on the date on which the Shares in settlement of Earned Performance-Based RSUs are delivered to the Participant, the Participant shall be eligible to receive an amount equal to the amount of the dividend that the Participant would have received had the Shares attributable to Earned Performance-Based RSUs been delivered to the Participant as of the time at which such dividend is paid, which amount shall be calculated and reinvested in additional Performance-Based RSUs as of the time at which such dividend is paid. No such amount shall be payable with respect to any portion of this Award that is forfeited pursuant to Section 3 of the Agreement. Such amount shall be paid to the Participant in the form of additional Shares on the date on which the Shares attributable to Earned Performance-Based RSUs are delivered to the Participant; provided that the Committee retains the discretion to pay such amount in cash rather than Earned Performance-Based RSUs in the event that an insufficient number of Earned Performance-Based RSUs are authorized and available for issuance under the Plan. Any Shares attributable to Earned Performance-Based RSUs that the Participant is eligible to receive pursuant to this Section 6 are referred to herein as “Dividend Shares”.
Section 7.    Withholding of Tax-Related Items.
(a)Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for the all income tax, social insurance, payroll tax, fringe benefits tax, payment on account other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant, vesting or settlement of this Award, the subsequent sale of Shares attributable to Earned Performance-Based RSUs or Dividend Shares acquired pursuant to such and the receipt of any dividends or dividend equivalents, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Participant’s responsibility for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to

Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, the Employer or an agent of the Company or the Employer to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)The Company may withhold a portion of the Shares otherwise issuable in settlement of this Award (or, in the case of Awards settled in cash, a portion of the cash proceeds) that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld (as determined by the Company in good faith and in its sole discretion) with respect to this Award. For purposes of the foregoing, no fractional Shares will be withheld or issued pursuant to the vesting of this Award and the issuance of Shares or cash thereunder.
(ii)The Company or the Employer may withhold a portion of the sales proceeds from the sale of Shares acquired pursuant to this Award either through a voluntary sale or through a mandatory sale arranged by the Company or the Employer (on the Participant’s behalf pursuant to this authorization without further consent).
(iii)The Company or the Employer may withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary or other amounts payable to the Participant.
(iv)The Company or Employer may require the Participant to submit a cash payment equivalent to the Tax-Related Items required to be withheld with respect to this Award.
(v)The Company or the Employer may satisfy the Tax-Related Items by such other methods or combinations of methods as the Company or the Employer may make available from time to time.
Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates (as determined by the Company in good faith and its sole discretion), including maximum applicable tax rates. If the obligation for Tax-Related Items is satisfied by withholding from the Shares to be delivered upon settlement of this Award, for tax purposes, the Participant is deemed to have been issued the full number of Shares notwithstanding that a number of Shares are held back for the purpose of paying Tax-Related Items. In the event the withholding requirements are not satisfied, no Shares or cash will be issued to the Participant (or the Participant’s estate) in settlement of this Award unless and until satisfactory arrangements (as determined by the Company in its sole discretion) have been made by the Participant with respect to the payment of any such Tax-Related Items. By accepting the grant of this Award, the Participant expressly consents to the methods of withholding of Tax-Related Items as provided hereunder. All other Tax-Related Items related to this Award and any Shares or cash delivered in settlement thereof are the Participant’s sole responsibility.
(c)Tax Withholding for Section 16 Officers. If the Participant is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended, the Company will withhold Shares upon the settlement of Earned Performance-Based RSUs to cover any withholding obligations for Tax-Related Items unless the use of such withholding method is prohibited or problematic under applicable laws or otherwise may trigger adverse consequences to the Company or the Employer, in which case the obligation to withhold Tax-Related Items shall be satisfied by the Participant submitting a payment to the Company equal to the amount of the Tax-Related Items required to be withheld.
Section 8.    Additional Terms and Conditions.
(a)Issuance of Shares. Upon delivery of Shares in settlement of Earned Performance-Based RSUs and, if applicable, any Dividend Shares, such Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that such Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a share certificate or certificates. Any such fractional Shares shall be rounded up to the nearest whole Share.
(b)Voting Rights. The Participant shall not have voting rights with respect to the Shares underlying the Performance-Based RSUs, the Earned Performance-Based RSUs or, if applicable, any Dividend Shares unless and until such Shares are delivered to the Participant.
Section 9.    Data Privacy. The Company is located at 5 Hanover Quay, Dublin 2, Ireland, and grants Performance-Based RSUs under the Plan to employees of the Company and its subsidiaries and Affiliates in its sole discretion. In conjunction with the Company’s grant of the Performance-Based RSUs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Performance-Based RSUs, the Participant expressly and explicitly consents to the personal data activities as described herein.
(a)Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Stock Units or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In granting the Performance-Based RSUs under the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s personal data is the Participant’s consent.
(b)Stock Plan Administration Service Provider. The Company transfers the Participant’s personal data to Fidelity Stock Plan Services, LLC, an independent service provider based in the United States of America, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.
(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of the Participant’s personal data to the United States of America is the Participant’s consent.

(d)Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and his or her grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or if the Participant later withdraws his or her consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.
(e)Data Subjects Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant should contact the Employer's local human resources department, or contact Aptiv Privacy Office (privacy@aptiv.com) for further information on how Aptiv processes your data.
Section 10.    Additional Provisions.
(a)Notices. All notices, requests and other communications under the Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by email, with confirmation of receipt, as follows:
if to the Company, to:
Aptiv PLC
100 Northern Ave,
Boston, MA 02210
Attention: [•]
Email: [•]
copy to: [•]
    if to the Participant, to the address that the Participant most recently provided to the Employer, or to such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.
(b)Entire Agreement. The Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
(c)Amendment; Waiver. No amendment or modification of any provision of the Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify the Agreement without the

Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in the Agreement. No waiver of any breach or condition of the Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of the Agreement, or any waiver of any provision of the Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Severability. The Agreement shall be enforceable to the fullest extent allowed by law. In the event that any provision of the Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the validity, legality or enforceability of any other provision of the Agreement or the validity, legality or enforceability of such provision in any other jurisdiction. Any provision of the Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of the Agreement, and the remaining provisions contained in the Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of the Agreement.
(e)Assignment. Neither the Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
(f)Successors and Assigns; No Third Party Beneficiaries. The Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in the Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of the Agreement.
(g)Counterparts. The Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(h)Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. The Participant acknowledges and agrees that the Plan is established voluntarily by the Company, is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of this Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of the award, the number of Performance-Based RSUs subject to the award, and the vesting provisions applicable to the award.
(i)Extraordinary Item of Compensation. The Participant’s participation in the Plan is voluntary. The value of this Award under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment (and the Participant’s employment contract, if any). As such, this Award under the Plan is not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, or retirement benefits or similar payments. The grant of this Award does not create a right to employment and shall not be interpreted as forming an employment or service contract with the Company or the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment or service relationship.

(j)Participant Undertaking. By accepting this Award, the Participant acknowledges that the Participant has executed a CNA and agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on the Participant pursuant to the provisions of the Agreement.
(k)Compliance with Law. As a condition to the Company's grant of this Award, the Participant agrees to repatriate all payments attributable to the Shares and cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal, regulatory and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).
(l)Electronic Delivery. The Company may, in its sole discretion, elect to deliver any documents related to this Award granted to the Participant by electronic means. By accepting this Award, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(m)EU Age Discrimination Rules. If the Participant is a local national of and employed in a country that is a member of the European Union, the grant of the Award and the terms and conditions governing the Award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
(n)Insider Trading and Market Abuse Laws. Depending on the Participant’s country of residence (or country of employment, if different) or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire, sell or otherwise dispose of the Shares during such times as the Participant is considered to have “inside information” regarding the Company or its business (as defined by the laws of the Participant’s country of residence or employment, as applicable). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties (including other employees of the Company and its Affiliates) or causing them otherwise to buy or sell securities. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should consult with the Participant's personal advisor on this matter.
(o)English Language. If the Participant is in a country where English is not an official language, the Participant acknowledges that the Participant is sufficiently proficient in English to understand the terms and conditions of the Agreement or has had the ability to consult with an advisor who is sufficiently proficient in the English language. The Participant further acknowledges and agrees that by accepting this Award, it is the Participant’s express intent that the Agreement, the Award Notice, the CNA, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If the Participant has received the Agreement, the Award Notice, the CNA, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
(p)Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.
(q)Addendum. Notwithstanding any provisions of the Agreement to the contrary, this Award shall be subject to any special terms and conditions for the Participant’s country of residence (or country of employment, if different), as are set forth in the applicable addendum to the Agreement (“Addendum”). Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country shall apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the operation and administration of this Award and the Plan (or the Company may establish alternative terms or conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum shall constitute part of the Agreement.
(r)Additional Requirements. The Company reserves the right to impose other requirements on this Award, any Shares acquired pursuant to this Award and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(s)Risk Statement. The Participant acknowledges and accepts that the future value of the Shares is unknown and cannot be predicted with certainty and that the value of this Award at the time when Shares are issued in settlement of Earned Performance-Based RSUs may be less than the value of this Award on the Grant Date. The Participant understands that if the Participant is in any doubt as to whether the Participant should accept this Award, the Participant should obtain independent advice.
(t)No Advice Regarding Grant. No employee of the Company or the Employer is permitted to advise the Participant regarding the Participant’s participation in the Plan or the acquisition or sale of the Shares underlying this Award. The Participant is hereby advised to consult with the Participant’s personal tax, legal and financial advisors prior to taking any action related to the Plan.
(u)Private Placement. The grant of this Award is not intended to be a public offering of securities in the Participant’s country of residence (or country of employment, if different) but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law) at the time of grant, and the grant of this Award is not subject to the supervision of the local securities authorities.

(v)Governing Law and Venue. The Agreement shall be governed by the laws of the State of New York, without application of the conflicts of law principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Award, the Agreement and/or the Plan shall be exclusively in the courts in the U.S. State of Michigan, County of Oakland, including the U.S. federal courts located therein (should U.S. federal jurisdiction exist).
(w)No Right to Continued Service. The granting of this Award evidenced hereby and the Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant (as may otherwise be permitted under local law).
(x)Suspension or Termination of Award for Misconduct. If at any time the Company reasonably believes that the Participant has committed an act of misconduct as described in Section 12(h) of the Plan, the Award may be suspended pending a determination of whether an act of misconduct has been committed. If the Company determines that such misconduct has occurred, any unvested Performance-Based RSUs and any Earned Performance-Based RSUs will be cancelled as of the date the Company was notified of such misconduct. Any determination by an Authorized Officer of the Company with respect to the foregoing will be final, conclusive, and binding on all interested parties.
(y)WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
IN WITNESS WHEREOF, the parties have executed the Agreement as of the day and year first written above.
APTIV PLC

Name:
Title:
PARTICIPANT

#ParticipantName#

APTIV PLC
LONG-TERM INCENTIVE PLAN
ADDENDUM TO
PERFORMANCE-BASED RSU AWARD AGREEMENT
In addition to the terms of the Award Notice, the Agreement, the CNA and the Plan, the Award is subject to the following additional terms and conditions (the “Addendum”). All capitalized terms as contained in this Addendum shall have the same meaning as set forth in the Award Notice, the Agreement and the Plan. Pursuant to Section 10(q) of the Agreement, if the Participant transfers the Participant's residence and/or employment to another country reflected in the Addendum at the time of transfer, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

PARTICIPANTS IN FRANCE AND MEXICO
BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE AGREEMENT, INCLUDING THE ADDENDUM AND THE PLAN.
PLEASE SIGN AND RETURN THE ADDENDUM VIA EMAIL TO YOUR LOCAL HR BUSINESS PARTNER.

___________________________________     ______________________________
Participant Signature                    Participant Name (Printed)

_____________________
Date
EUROPEAN UNION (“EU”), EUROPEAN ECONOMIC AREA (“EEA”) AND UNITED KINGDOM

Data Privacy. If the Participant resides and/or is employed in the EU, EEA or United Kingdom, the following provision replaces Section 9 of the Agreement:
Data Privacy. The Company is located at 5725 Innovation Drive, Troy, Michigan 48098, United States of America and grants Awards under the Plan to employees of the Company and its subsidiaries and Affiliates in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices, which the Participant should carefully review.

(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Participant; specifically, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance number or other number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In granting the Award under the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company collects, processes and uses the Participant’s personal data pursuant to the Company’s legitimate interest of managing the Plan and generally administering employee equity awards and to satisfy its contractual obligations under the terms of the Agreement. The Participant’s refusal to provide personal data may affect the Participant’s ability to participate in the Plan. As such, by participating in the Plan, the Participant voluntarily acknowledges the collection, processing and use of the Participant’s personal data as described herein.
(b)Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services, LLC, an independent service provider based in the United States of America, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.
(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. The Company can only meet its contractual obligations to the Participant if the Participant’s personal data is transferred to the United States of America. The Company’s legal basis for the transfer of the Participant’s personal data to the United States of America is to satisfy its contractual obligations under the terms of the Agreement and/or its use of the standard data protection clauses adopted by the EU Commission.
(d)Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s personal data, the Company will remove it from its systems. If the Company keeps the Participant’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.
(e)Data Subjects Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise the Participant's rights, the Participant should contact the Employer's local human resources department.
AUSTRIA
No country-specific provisions.
BRAZIL
Securities Law Information. The Award and the underlying Shares have not been, and will not be, publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the Award and the underlying Shares may not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.

Compliance with Law. By accepting the Award, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Award and the sale of Shares acquired under the Plan.
Labor Law Acknowledgment. By accepting this Award, the Participant acknowledges and agrees, for all legal purposes, that (a) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to the Participant’s employment; (b) the Agreement and the Plan are not a part of the terms and conditions of the Participant’s employment; and (c) the income from this Award, if any, is not part of the Participant’s remuneration from employment.
CHINA
Satisfaction of Regulatory Obligations. If the Participant is a People's Republic of China (“PRC”) national, the grant of this Award is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange to permit the operation of the Plan and the participation of PRC nationals employed by the Employer, as determined by the Company in its sole discretion.
Sale of Shares. Notwithstanding anything to the contrary in the Plan, upon any termination of employment with the Employer, the Participant shall be required to sell all Shares acquired under the Plan within such time period as may be established by the PRC State Administration of Foreign Exchange, the Company and/or the Employer.
Exchange Control Restrictions. The Participant acknowledges and agrees that the Participant will be required to immediately repatriate to the PRC the proceeds from the sale of any Shares acquired under the Plan, as well as any other cash amounts attributable to the Shares acquired under the Plan (collectively, “Cash Proceeds”). Further, the Participant acknowledges and agrees that the repatriation of the Cash Proceeds must be effected through a special bank account established by the Employer, the Company or one of its Affiliates, and the Participant hereby consents and agrees that the Cash Proceeds may be transferred to such account by the Company on the Participant’s behalf prior to being delivered to the Participant. The Cash Proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the Cash Proceeds are paid to the Participant in U.S. dollars, the Participant understands that a U.S. dollar bank account must be established and maintained in China by the Participant so that the proceeds may be deposited into such account. If the Cash Proceeds are paid to the Participant in local currency, the Participant acknowledges and agrees that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the Cash Proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency fluctuation risk between the time the Shares acquired pursuant to the Award or Dividend Shares are sold and the Cash Proceeds are converted into local currency and distributed to the Participant. The Participant further agrees to comply with any other requirements that may be imposed by the Employer, the Company and its Affiliates in the future in order to facilitate compliance with exchange control requirements in the PRC.
Cancellation of Award; Mandatory Sale of Shares Following Termination Date. Due to Chinese exchange control restrictions, to the extent that the Award has not been settled and unless otherwise determined by the Company in its sole discretion, the Award shall be cancelled six months following the date of the Participant’s Termination of Service (or such earlier date as may be required by the SAFE). Further, the Participant shall be required to sell all Shares acquired upon settlement of the Award no later than six months following the date of the Participant’s Termination of Service (or such earlier date as may be required by the SAFE), in which case, this Addendum shall give the Company the authority to issue sales instructions on the Participant’s behalf to any third party broker/administrator engaged by the Company to administer the Award and the Plan). If any Shares remain outstanding six months following the date of the Participant’s Termination of Service (or such earlier date as may be required by SAFE), the Participant hereby directs, instructs and authorizes the Company to issue sale instructions on the Participant’s behalf.
The Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or a third party broker/administrator) to effectuate the sale of the Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. The Participant acknowledges that neither the Company nor the designated third party broker/administrator is under any obligation to arrange for such sale of Shares at any particular price (it being understood that the sale will occur in the market) and that third party broker/administrator’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any tax withholding, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to the Participant in accordance with applicable exchange control laws and regulations.
Administration. Neither the Company nor any of its Affiliates shall be liable for any costs, fees, lost interest or dividends or other losses the Participant may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and the Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements.
FRANCE
Award Not French-Qualified. The Award is not granted under the French specific regime provided by Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 et seq. of the French Commercial Code, as amended.
Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Award shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
Use of English Language.  By accepting this Award, the Participant acknowledges and agrees that it is the Participant’s wish that the Agreement, including the Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, either directly or indirectly, be drawn up in English.
Langue anglaise. En acceptant cette Attribution, le Participant reconnaît et accepte que le Participant souhaite que le Contrat, y compris l’Addendum, ainsi que tous les autres documents, avis et procédures judiciaires entamés, donnés ou institués en vertu de l’Attribution, directement ou indirectement, soient rédigés en anglais.

GERMANY
Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Award shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
HONDURAS
No country-specific provisions.
HUNGARY
No country-specific provisions.
INDIA
Repatriation Requirements. As a condition of the Award, the Participant agrees to repatriate all sales proceeds and dividends attributable to Shares acquired under the Plan in accordance with local foreign exchange rules and regulations. Upon repatriation, the Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposited the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Neither the Company nor any of its subsidiaries shall be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.
INDONESIA
Use of English Language. By accepting the Award, the Participant (a) confirms having read and understood the documents relating to this Award (i.e., the Notice, the Plan and the Award Agreement) which were provided in the English language, (b) accepts the terms of those documents accordingly, and (c) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian Unit Saham Terbatas ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Pemberitahuan Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).

IRELAND
No country-specific provisions.

ITALY
Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Award shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
Plan Document Acknowledgement. In accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Addendum. The Participant further acknowledges that the Participant has read and specifically and expressly approves the following Sections of the Agreement: (a) Section 1 (Grant of the Award); (b) Section 2 (Vesting); (b) Section 3 (Termination of Service); (c) Section 5 (Settlement of Awards); and (d) the terms and conditions of this Addendum.
KOREA
No country-specific provisions.
LUXEMBOURG
No country-specific provisions.
MALAYSIA
Award Settlement in Cash Only. Notwithstanding any discretion in the Plan and any provisions in the Agreement to the contrary, the grant of the Award does not provide any right for the Participant to acquire Shares, and any vested Award (and any related dividend equivalents) shall be settled only in the form of a cash payment made locally by the Employer via local payroll (and shall not be settled in Shares).
Director Notification. If the Participant is a director of an Affiliate in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Participant receives or disposes of an interest (e.g., Award) in the Company or any related company. This notification must be made within fourteen (14) days of receiving or disposing of any interest in the Company or any of its Affiliates.
MEXICO
Commercial Relationship. The Participant expressly recognizes that the Participant’s participation in the Plan and the Company’s grant of this Award do not constitute an employment relationship between the Participant and the Company. The Participant has been granted this Award as a consequence of the commercial relationship between the Company and the Participant's Employer, and such entity is the Participant’s sole employer. Based on the foregoing, (a) the Participant expressly recognizes the Plan and the benefits the Participant may derive from the Participant’s participation in the Plan does not establish any rights between the Participant and the Employer, (b) the Plan and the benefits the Participant may derive from the

Participant’s participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modification or amendment of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Employer.
Extraordinary Item of Compensation. The Participant expressly recognizes and acknowledges that the Participant's participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Participant’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan and the Agreement, including the Addendum. As such, the Participant acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of this Award is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. This Award is not part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or any similar payments, which are the exclusive obligations of the Employer.
Securities Law Information. The Award granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant because of the Participant's existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather a private placement of securities addressed to specific individuals made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
MOROCCO
Award Settlement in Cash Only. Notwithstanding any discretion in the Plan and any provisions in the Agreement to the contrary, the grant of the Award does not provide any right for the Participant to acquire Shares, and any vested Award (and any related dividend equivalents) shall be settled only in the form of a cash payment made locally by the Employer via local payroll (and shall not be settled in Shares).
Exchange Control Restrictions. The Participant is required to immediately repatriate to Morocco the proceeds from the sale of any Shares acquired pursuant to the Award. The Participant agrees to maintain records proving repatriation of any funds received in connection with the Award and to provide copies of these records upon request from the Company, the Employer and/or the Office des Changes. The Participant agrees to comply with all exchange control laws in Morocco and to cooperate with the Company to facilitate compliance with such laws.
NORTH MACEDONIA
No country-specific provisions.
POLAND
Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:

In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Award shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
PORTUGAL
Use of English Language. The Participant hereby expressly declares that the Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Uso da Língua Inglesa. Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
ROMANIA
Vesting Schedule. Notwithstanding Section 2 of the Agreement and the vesting provisions set forth in the Award Notice, the Participant’s Award will have an initial minimum vesting period of at least one year from the Grant Date.
RUSSIA
U.S. Transaction and Sale Restrictions. The Participant understands that acceptance of the Award results in a contract between the Participant and the Company completed in the United States and that the Agreement is governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof. Upon vesting of the Award, any Shares to be issued to the Participant shall be delivered to the Participant through a brokerage account in the United States and in no event will such Shares be delivered to the Participant in Russia. Finally, the Participant acknowledges that the Participant is not permitted to sell or otherwise transfer Shares directly to other individuals in Russia, nor is the Participant permitted to bring any certificates representing the Shares into Russia (if such certificates are actually issued).
Depending on the development of local regulatory requirements, the Company reserves the right to force the immediate sale of the Shares to be issued upon vesting and settlement of the Award. If applicable, the Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price. Upon the sale of Shares, the Company agrees to pay the Participant the cash proceeds from the sale of Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. The Participant acknowledges that the Participant is not aware of any material non-public information with respect to the Company or any securities of the Company as of the date of the Agreement.
Securities Law Information. The grant of this Award under the Plan is not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.
Labor Law Information. If the Participant continues to hold Shares acquired at the vesting of the Award after an involuntary termination of the Participant’s employment, the Participant will not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, the Participant should inform the Company if the Participant is covered by these laws because the Participant should not hold Shares acquired under the Plan.
Data Privacy Acknowledgement. The Participant hereby acknowledges that the Particpant has read and understood the terms regarding collection, processing and transfer of Data contained in Section 9 of the Agreement and by participating in the Plan, the Participant agrees to such terms. In this regard, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands that the Participant will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
SINGAPORE
Qualifying Person Exemption. The grant of this Award under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2011 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that, as a result, this Award is subject to section 257 of the SFA and the Participant will not be able to make (a) any subsequent sale of the Shares underlying the Award or Dividend Shares in Singapore or (ii) any offer of such subsequent sale of the Shares underlying the Award or Dividend Shares subject to this Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2011 Ed.).
Director Notification. If the Participant is a director, associate director or shadow director of an Affiliate in Singapore, the Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether the Participant is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Affiliate in Singapore in writing of an interest (e.g., the Award, Shares) in the Company or any Affiliate within two business days of (a) acquiring or disposing of such interest, (b) any change in a previously disclosed interest (e.g., sale of Shares), or (c) becoming a chief executive officer, director, associate director or shadow director, if such interest exists at the time. If the Participant is the chief executive officer (“CEO”) of a Singapore Affiliate of the Company and the above notification requirements are determined to apply to the CEO of a Singapore Affiliate, the above notification requirements also may apply.
SPAIN
No Entitlement for Claims or Compensation. By accepting the Award, the Participant acknowledges that the Participant consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Awards under the Plan to individuals who may be employees of the Employer, the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any Awards will not economically or otherwise bind the Employer, the Company or its Affiliates on an ongoing basis. Consequently, the Participant understands that the Award is granted on the assumption and condition that the Award and the Shares acquired upon settlement shall not become a part of any employment contract (either with the Employer, the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that grant of Awards would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Awards shall be null and void.
Further, the vesting of the Award is expressly conditioned on the Participant’s continued and active rendering of service, such that if the Participant’s status as an employee terminates for any reason whatsoever, the Award may cease vesting immediately, in whole or in part, effective on the date of the Participant ceases to be an employee. This will be the case, for example, even if (a) the Participant is considered to be unfairly dismissed without good cause; (b) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Participant ceases to be an employee due to a change of work location, duties or any other employment or contractual condition; (d) the Participant ceases to be an employee due to a unilateral breach of contract by the Employer, the Company or its Affiliate or (e) the Participant ceases to be an employee for any other reason whatsoever. Consequently, once the Participant ceases to be an employee any of the above reasons, the Participant may automatically lose any rights to the Award that were not vested on the date of the Participant’s Termination of Service, as described in the Plan and the Agreement.
The Participant acknowledges that the Participant has read and specifically accepts the conditions referred to in Section 8(h) of the Agreement.
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Award. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWEDEN
Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Award shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
Taxes. The following provision supplements Section 7 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Agreement, in accepting the grant of the Award, the Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
TUNISIA
Award Settlement in Cash Only. Notwithstanding any discretion in the Plan and any provisions in the Agreement to the contrary, the grant of the Award does not provide any right for the Participant to acquire Shares, and any vested Award (and any related dividend equivalents) shall be settled only in the form of a cash payment made locally by the Employer via local payroll (and shall not be settled in Shares).

TURKEY
Securities Law Information. The Award is made available only to employees of the Company and its Affiliates, and the offer of participation in the Plan is a private offering. The grant of the Award and any issuance of Shares at vesting takes place outside Turkey.
UNITED KINGDOM
Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Award shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
Taxes. The following provision supplements Section 7 of the Agreement:
The Participant hereby agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or (if different) the Employer or by Her Majesty Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Participant also hereby agrees to indemnify and keep indemnified the Company and (if different) Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority). For the purposes of this Award Agreement, Tax-Related Items include (without limitation) employment income tax, employee National Insurance contributions and the employee portion of the Health and Social Care levy.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant understands that the Participant will not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Participant within 90 days after the end of the tax year in which the event giving rise to the Tax-Related Items occurs, as it may be considered to be a loan and, therefore, it may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the amount of any employee NICs due on this additional benefit which may be obtained from the Participant by the Company or the Employer by any of the means referred to in Section 7 of the Award Agreement.
If the Participant fails to comply with the Participant's obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares subject to the Award.
Exclusion of Claim. The Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant ceasing to have rights under or to be entitled to the Award, whether or not as a result of termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Award. Upon the grant of the Award, the Participant will be deemed to have waived irrevocably any such entitlement.

UNITED STATES
No country-specific provisions.
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EXHIBIT A

[•] Performance Metrics and Formula Used to Determine
the Number of Earned Performance-Based RSU Shares

Metric 1: Return on Net Assets (“RONA”)
•Definition: Tax-affected operating income, divided by average net working capital plus average net property, plant and equipment, including adjustments for significant items not originally contemplated in establishing the target, as permitted by the Plan, measured each calendar year. Final performance will be based upon the three-year average of calendar year performance for [•].
•Weight: [•]% of the performance-based payout formula
•[•] RONA Performance Parameters:

	RONA	Payout %
Minimum	[•]%	[•]%
Target	[•]%	[•]%
BBP	[•]%	[•]%
Maximum	[•]%	[•]%

•If the final RONA is below the minimum RONA, no RONA performance will be considered.
•If the final RONA is above the maximum RONA, the maximum RONA performance will be earned (200%).
•If the final [•] average RONA is between the minimum and target levels, between the target and BBP levels or between the BBP and maximum levels, the percentage of the performance-based payout formula earned will be determined by linear interpolation between the relevant payout percentages identified above, rounded to the nearest whole percentage point.

Metric 2: Cumulative Net Income (“NI”)
•Definition: Cumulative adjusted net income attributable to Aptiv, including adjustments for significant items not originally contemplated in establishing the target, as permitted by the Plan, for the performance period [•].
•Weight: [•]% of the performance-based payout formula
•[•] Cumulative NI Performance Parameters:

	Cumulative NI (in millions)	Payout %
Minimum	$[•]	[•]%
Target	$[•]	[•]%
BBP	$[•]	[•]%
Maximum	$[•]	[•]%

•If the final NI is below the minimum NI, no NI performance will be considered.
•If the final NI is above the maximum NI, the maximum NI will be earned (200%).
•If the final [•]cumulative NI performance is between the minimum and target levels, between the target and BBP levels or between the BBP and maximum levels, the percentage of the performance-based payout formula earned will be determined by linear interpolation between the relevant payout percentages identified above, rounded to the nearest whole percentage point.
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Metric 3: Relative Total Shareholder Return (“TSR”)
•Definition: The stock price appreciation, expressed as a percentage with one decimal point, assuming dividends are reinvested in company stock on the dividend payment date during the Performance Period. To obtain relative TSR, the Company’s TSR is compared against the TSR of the companies listed in Exhibit A. For this purpose, the “Beginning Stock Price” shall mean the average closing sales prices of each company’s common stock for all available trading days in [•]; and the “Ending Stock Price” shall mean the average closing sales prices of each company’s common stock for all available trading days in [•].
•Weight: [•]% of performance-based payout formula
•[•] TSR Performance Parameters
–     The following data points will be interpolated for purposes of measuring final performance and payout (rounded to the nearest whole percentage point):

TSR as a percentile of the Russell 3000 Auto Parts Index	Payout %
[•]th percentile	[•]%
[•]th percentile	[•]%
[•]th percentile and above	[•]%

•If the final TSR is below the [•]th percentile, no TSR performance will be considered.
•If the final TSR is at or above the [•]th percentile, the maximum TSR performance will be earned (200%).
•Fractional percentiles will be rounded using conventional rounding methods.
•In determining the Company’s percentile rank, the companies included in the Russell 3000 Auto Parts Index shall be used. If the common stock of any of these companies is not publicly traded throughout the Performance Period, such company’s results will be excluded from the calculation of the Company’s relative performance.

Total Earned Performance-Based RSU Shares
The total performance payout percentage will be determined by:
(1)    Multiplying the weight of the performance factor by the calculated payout percentage:
(a)    [•]% multiplied by the RONA payout percentage,
(b)    [•]% multiplied by the NI payout percentage, and
(c)    [•]% multiplied by the TSR payout percentage;
(2)    Adding the three weighted components to derive the final combined payout percentage, rounding to the nearest whole percentage; and
(3)    Multiplying the final combined payout percentage by the number of target performance shares.

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Companies to be Included in the [•] TSR Metric

Ticker	Name

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